UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     February 3, 2004

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	0-23565	54-1866052
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code        (804) 443-8423

Item 9.    Regulation FD Disclosure

On February 3, 2004, Joe A. Shearin, President & CEO of Eastern Virginia Bankshares, Inc. presented at the Super Community Bank Conference in Atlanta, Georgia. The presentation is available on the Company’s website www.evb.org though a link titled Super-Community Bank Conference and will be available through that link until 90 days following the February 3, 2004 presentation. That link is found immediately after the President’s Message on the first page of the website.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Virginia Bankshares, Inc.

/s/ Ronald L. Blevins

By: Ronald L. Blevins

Senior Vice President & Chief Financial Officer

Date:    February 5, 2004

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